UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	August 31, 2009

PROSPERO GROUP
(Exact name of registrant as specified in its chapter)

Nevada	000-50429	33-1059313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York		10022-2511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (239) 243-0782

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants

(i)	On June 5, 2009, Lawrence Scharfman & Co, CPA PC resigned as the independent accountants of Prospero Group. (“Prospero”).

(ii)

Prospero’s Board of Directors did  recommend to change independent accountants as the former accountant's registration was revoked by the PCAOB. During the two past fiscal years, March 2008 and March 2009 and the interim period preceding the engagement of Larry O'Donnell, CPA P.C., Prospero did consult with Lawrence Scharfman on the required auditors opinion for the aforementioned statements.

(iii)	New independent accountants Prospero Group’s Board of Director’s signed a letter of engagement with Larry O'Donnell, CPA, P.C. on June 5, 2009

Page - 1

Item 9.01.  Exhibits.

(c)  Exhibits

Exhibit	Description

16	Letter to Securities and Exchange Commission dated August 27, 2009 regarding change in certifying accountant and revision of August 20, 2009 8K Item 4.01.	To be filed later

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROSPERO GROUP

By: /s/ Hubert L. Pinder

Chief Financial Officer

Dated: August 31, 2009